Filed Pursuant to Rule 424(b)(5)
Registration No. 333-198659

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 24, 2014)

IMPERIAL HOLDINGS, INC.

Subscription Rights to Purchase up to 5,350,747 Shares of

Common Stock at $5.75 per share

We are distributing, at no charge, to holders of our common stock, non-transferable subscription rights to purchase up to 5,350,747 shares of our common stock. We refer to this offering as the “rights offering.” In this rights offering, you will receive one subscription right for every four shares of common stock owned at 5:00 p.m., New York City time, on May 26, 2015.

Each subscription right will entitle you to purchase one share of our common stock at a subscription price of $5.75 per share, which we refer to as the basic subscription privilege. If you fully exercise your basic subscription privilege and other shareholders do not fully exercise their basic subscription privilege, you will be entitled to exercise an over-subscription privilege to purchase a portion of the unsubscribed shares at the same price of $5.75 per share, subject to proration and subject, further, to reduction by us to eliminate subscriptions for fractional shares. Additionally, if there are not enough shares to honor all over-subscription requests, we may, at our discretion, issue up to an additional 1,337,686 shares, which we refer to as the “over-allotment shares,” to honor over-subscription requests. To the extent you properly exercise your over-subscription privilege for an amount of shares that exceeds the number of the unsubscribed shares and, if applicable, over-allotment shares available to you, any excess subscription payment received by the subscription agent will be returned promptly, without interest or penalty. If all of the rights are exercised, assuming no over-allotment shares are issued, the total purchase price of the shares offered in the rights offering would be $30.8 million. If the rights offering is over-subscribed and we issue all of the over-allotment shares, the total purchase price of the shares offered in the rights offering would be $38.5 million.

We are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock not subscribed for through the exercise by our shareholders of the basic subscription privilege or the over-subscription privilege. In addition, we have not entered into any agreements with any of our existing shareholders pursuant to which they have agreed to exercise any rights granted to them pursuant to this rights offering. Therefore, there is no certainty that any shares will be purchased pursuant to this rights offering and there is no minimum purchase requirement as a condition to accepting subscriptions.

The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on June 15, 2015, unless we extend the rights offering period. However, there is no guarantee that the rights offering will be extended. In addition, our board of directors reserves the right to cancel this rights offering at any time, for any reason. If this rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly.

You should carefully consider whether to exercise your subscription rights before the expiration of this rights offering. All exercises of subscription rights are irrevocable, even if the rights offering is extended. However, if we amend this rights offering to allow for an extension of this rights offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus supplement, you may cancel your subscription and receive a refund of any money you have advanced. The subscription rights may not be sold or transferred. Our board of directors is making no recommendation regarding your exercise of the subscription rights.

This is not an underwritten offering. The shares of common stock are being offered directly by us without the services of an underwriter or selling agent.

Shares of our common stock are, and we expect that the shares of common stock to be issued in connection with this rights offering will be, traded on the NYSE under the symbol “IFT.” On May 19, 2015, the closing sale price of our common stock was $6.28 per share. We urge you to obtain a current market price for the shares of our common stock before making any determination with respect to the exercise of your rights.

Exercising the rights and investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2014. You should carefully consider the risk factors described in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to exercise your rights and purchase our common stock.

For more information, please call D.F. King & Co., Inc., the information agent for the rights offering, toll free at 877-478-5045.

	Per Share	Total
Subscription Price	$5.7500	$30,766,795	(1)
Estimated Expenses	$0.0243	$130,000
Net proceeds to us	$5.7257	$30,636,795

(1)	Assumes the rights offering is fully subscribed, but no over-allotment shares are issued.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 21, 2015.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, any other offering material and the documents incorporated into each by reference include important information about us, the shares of our common stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus before exercising your rights and investing in shares of our common stock.

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In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the Securities and Exchange Commission (“SEC”) and any other offering material we provide. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, as the case maybe, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, in this prospectus supplement, “Imperial,” “company,” “we,” “us,” “our” and “ours” refer to Imperial Holdings, Inc. and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectuses filed by us with the SEC may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are subject to risks and uncertainties. All statements other than statements of historical fact included in this prospectus are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Unless otherwise required by law, the Company disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this prospectus supplement.

Factors that could cause our actual results to differ materially from those indicated in our forward-looking statements include, but are not limited to, the following:

•	our ability to meet our debt service obligations;

•	our ability to obtain financing on favorable terms or at all;

•	our ability to receive distributions from policy proceeds from life insurance policies pledged as collateral under our revolving credit facility;

•	delays in the receipt of death benefits from our portfolio of life insurance policies;

•	costs related to obtaining death benefits from our portfolio of life insurance policies;

•	our ability to continue to comply with the covenants and other obligations, including the conditions precedent for additional fundings under our revolving credit facility and additional issuances of our secured notes;

•	changes in general economic conditions, including inflation, changes in interest or tax rates and other factors;

•	our results of operations;

•	our ability to continue to make premium payments on the life insurance policies that we own;

•	continuing costs associated with indemnification and cooperation obligations related to the investigation into our legacy premium finance business by the United States Attorneys’ Office for the District of New Hampshire (“USAO”) (the “USAO Investigation”), an investigation by the U.S. Securities and Exchange Commission (“SEC”) (the “SEC Investigation”) and an investigation by the Internal Revenue Services (“IRS”) (the “IRS Investigation”);

•	adverse developments, including financial ones, associated with the USAO Investigation, the SEC Investigation and for the IRS Investigation, other litigation and judicial actions or similar matters;

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•	loss of business due to negative press from the non-prosecution agreement executed in connection with the USAO Investigation, the SEC Investigation, the IRS Investigation, litigation or otherwise;

•	inaccurate estimates regarding the likelihood and magnitude of death benefits related to life insurance policies that we own;

•	lack of mortalities of insureds of the life insurance policies that we own;

•	increases to the discount rates used to value the life insurance policies that we own;

•	changes in mortality rates and inaccurate assumptions about life expectancies;

•	changes in life expectancy calculation methodologies by third party medical underwriters;

•	changes to actuarial life expectancy tables;

•	the effect on our financial condition as a result of any lapse of life insurance policies;

•	our ability to sell the life insurance policies we own at favorable prices, if at all;

•	adverse developments in capital markets;

•	deterioration of the market for life insurance policies and life settlements;

•	increased carrier challenges to the validity of our owned life insurance policies;

•	adverse court decisions regarding insurable interest and the obligation of a life insurance carrier to pay death benefits or return premiums upon a successful rescission or contest;

•	challenges to the ownership of the life insurance policies in our portfolio;

•	changes in laws and regulations;

•	deterioration in the credit worthiness of the life insurance companies that issue the policies included in our portfolio;

•	increases in premiums on life insurance policies that we own;

•	regulation of life settlement transactions as securities;

•	liabilities associated with our legacy structured settlement business;

•	our failure to maintain the security of personally identifiable information pertaining to insureds and counterparties;

•	disruption of our information technology systems;

•	loss of the services of any of our executive officers; and

•	the effects of United States involvement in hostilities with other countries and large-scale acts of terrorism, or the threat of hostilities or terrorist acts; and other factors.

We urge you to consider these factors before investing in our common stock. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document. We undertake no obligation to publicly revise any forward-looking statements or cautionary factors except as required by law. For more detail on these and other risks, please see “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for our fiscal year ended December 31, 2014.

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PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to exercise your rights and invest in our common stock, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus as well as the documents incorporated by reference, which are described under “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” in this prospectus supplement.

The Company

Overview

Imperial Holdings, Inc., a Florida corporation, owns a portfolio of 632 life insurance policies, also referred to as life settlements, with a fair value of $429.6 million and an aggregate death benefit of approximately $3.0 billion at March 31, 2015. The Company primarily earns income on these policies from changes in their fair value and through death benefits.

More comprehensive information about us and our financial information is available through our website at www.imperial.com and in our recent filings with the SEC. For additional information, see the sections in this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.” The information on our website is not incorporated by reference into this prospectus.

Our main offices are located at 5355 Town Center Road, Suite 701, Boca Raton, Florida 33486, and our telephone number is (561) 995-4200.

Purpose of this Rights Offering

The purpose of this rights offering is to raise funds to continue to pay the premiums on certain life insurance policies that we own, to make selective investments in the life settlement asset class and for general corporate purposes, including working capital.

The Rights Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Securities offered	We are distributing to you, at no charge, one non-transferable subscription right for every four shares of our common stock that you own as of 5:00 p.m., New York time, on May 26, 2015, the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of such shares.

Basic subscription privilege	The basic subscription privilege of each subscription right will entitle you to purchase one share of common stock at a subscription price of $5.75 per share. Fractional shares will not be issued and exercises of rights will be rounded down.

Subscription price	$5.75 per share. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of this rights offering.

Over-subscription privilege	If you purchase all of the shares of common stock available to you pursuant to your basic subscription privilege, you may also choose to subscribe for shares of our common stock that are not purchased by our shareholders through the exercise of their basic subscription privileges. You may subscribe for shares of our common stock pursuant to your over-subscription privilege, subject to proration of available shares.

Over-allotment	If there are not enough unsubscribed shares to honor all requests under the over-subscription privilege, we may, in our discretion, issue up to an additional 1,337,686 over-allotment shares to honor requests under the over-subscription privilege, subject to the same terms and conditions of the rights offering.

Aggregate proceeds	If all of the rights are exercised, the total purchase price of the shares offered in this rights offering would be $30.8 million. If all 1,337,686 over-allotment shares are issued, we expect the gross proceeds from the rights offering to be approximately $38.5 million.

No standby purchase commitment	We are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock not subscribed for through the exercise by our shareholders of the basic subscription privilege or the over-subscription privilege.

Record date	5:00 p.m., New York time, on May 26, 2015.

Expiration date	5:00 p.m., New York time, on June 15, 2015.

Use of proceeds	The actual amount of proceeds raised pursuant to this rights offering will depend on the participation in this rights offering. We intend to use the proceeds of this offering to continue to pay the premiums on certain life insurance policies that we own, to make selective investments in the life settlement asset class and for general corporate purposes, including working capital.

Non-transferability of rights	The subscription rights may not be sold, transferred, or assigned and will not be listed on the NYSE or any other exchange.

No board recommendation	Although we expect that some or all of our directors and their affiliates may participate in this rights offering, our board of directors makes no recommendation to you about whether you should exercise any rights. You are urged to make an independent investment decision about whether to exercise your rights based on your own assessment of our business and this rights offering. Please see the section entitled “Risk Factors” beginning on page S-15 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of some of the risks involved in investing in our common stock.

Expressed intentions of Directors and Bulldog Investors, LLC	The Company expects Antony Mitchell, its Chief Executive Officer and a director and the other members of its Board of Directors to participate in the rights offering. The Company has also been informed that Bulldog Investors, LLC, an affiliate of certain of its directors and its largest shareholder, intends to subscribe for at least $10,000,000 of shares (inclusive of its over-subscription privilege). The expressed intentions of the members of the Company’s Board of Directors and Bulldog Investors, LLC do not constitute a binding obligation on their part.

No revocation	Any exercise of subscription rights is irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your rights. However, if we amend this rights offering to allow for an extension of this rights offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of common stock at a subscription price of $5.75 per share.

Material United States federal income tax considerations

For United States federal income tax purposes, you should not recognize income or loss upon receipt or exercise of the subscription rights. A holder should generally have a zero tax basis in subscription rights so long as the fair market value of the subscription rights is less than 15% of the value of your shares of our common stock at the time of the distribution, unless you make a basis allocation election. No

U.S. federal income tax consequences should result from the expiration of subscription rights without being exercised. Upon an exercise of a subscription right, you should obtain a tax basis in the share of common stock acquired equal to the sum of the tax basis in the subscription right, if any, plus the subscription price and a holding period beginning on the day of exercise. You should consult your own tax advisor as to your particular tax consequences resulting from this rights offering.

Extension, cancellation, and amendment	We have the option to extend this rights offering and the period for exercising your subscription rights, although we are not obligated to do so and do not presently intend to do so. If we elect to extend the expiration of this rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York time, on the next business day after the most recently announced expiration date of this rights offering.

Our board of directors reserves the right to amend or modify the terms of this rights offering at any time, for any reason, including, without limitation, in order to increase participation in this rights offering. Such amendments or modifications may include a change in the subscription price although no such change is presently contemplated. If we should make any fundamental changes to the terms set forth in this prospectus supplement, we will file another prospectus supplement, Form 8-K or free writing prospectus, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such shareholder and recirculate updated materials. In addition, upon such event, we may extend the expiration date of this rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to this rights offering and the new expiration date. The terms of this rights offering cannot be modified or amended after the expiration date of this rights offering.

Our board of directors may also cancel this rights offering at any time for any reason. In the event that this rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly without interest.

Procedure for exercising rights	To exercise your subscription rights, you must take the following steps:

•

If you are a registered holder of our shares of common stock, you may deliver payment and a properly completed subscription form to the subscription agent before 5:00 p.m., New York time, on June 15, 2015. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

•	If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you would rather an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank or other nominee or to exercise your subscription rights on your behalf and deliver all documents and payments before 5:00 p.m., New York time, on June 15, 2015.

Subscription agent	American Stock Transfer & Trust Company, LLC

Information agent	D.F. King & Co., Inc.

Shares outstanding before this rights offering	21,402,990 shares as of May 19, 2015 (including 41,060 shares of unvested restricted stock).

Shares outstanding after completion of this rights offering	Assuming no outstanding options or warrants for our common shares are exercised or debt converted into common shares prior to the expiration of this rights offering and all shares are subscribed for, we expect 26,753,737 shares of common stock will be outstanding immediately after completion of this rights offering (28,091,423 shares assuming the over-allotment is fully exercised).

Fees and expenses	We will pay the Company’s fees and expenses relating to this rights offering.

NYSE trading symbol	Shares of our common stock are currently listed on the NYSE under the symbol “IFT” and we expect that the shares to be issued in connection with this rights offering will be eligible for trading on the NYSE.

Questions	You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus supplement to the information agent, D.F. King & Co., Inc., at 877-478-5045.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about this rights offering. This prospectus supplement, accompanying prospectus and the documents incorporated by reference contain more detailed descriptions of the terms and conditions of this rights offering and provide additional information about us and our business, including potential risks related to this rights offering, our common stock and our business.

What is the rights offering?

We are distributing, at no charge, to holders of our shares of common stock, non-transferable subscription rights to purchase our shares of common stock. You will receive one subscription right for every four shares of common stock you own as of 5:00 p.m., New York City time, on May 26, 2015, the record date. Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege.

What is the basic subscription privilege?

The basic subscription privilege of each subscription right gives eligible shareholders the opportunity to purchase one share of our common stock at a subscription price of $5.75 per share. For example, if you own 100 shares of our common stock as of 5:00 p.m., New York City time, on the record date, you would receive subscription rights and would have the right to purchase 25 shares of common stock for $5.75 per share (or a total payment of $143.75) with your basic subscription privilege. You may exercise the basic subscription privilege with respect to any number of shares subject to your subscription rights, or you may choose not to exercise any subscription rights at all.

If you hold shares evidenced by one or more share certificates, the number of rights you may exercise pursuant to your basic subscription privilege is indicated on the enclosed subscription form. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee who uses the services of the Depository Trust Company (“DTC”) DTC will issue to you one subscription right in the nominee name for each share of common stock you own at the record date. The basic subscription privilege of each subscription right can then be used to purchase shares of common stock for $5.75 per share.

Fractional shares of common stock resulting from the exercise of the basic subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned promptly without interest.

What is the over-subscription privilege?

If you purchase all of the shares of common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase any portion of our shares of common stock that are not purchased by our other shareholders through the exercise of their respective basic subscription privileges. You should indicate on your subscription form how many additional shares you would like to purchase pursuant to your over-subscription privilege.

If sufficient shares of common stock are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares of common stock available for sale in this rights offering, we will allocate the available shares of common stock pro rata among each shareholder exercising the over-subscription privilege in proportion to the number of shares of common stock owned by such shareholder on the record date, relative to the number of shares owned on the record date by all shareholders exercising the over-subscription privilege. If this pro rata allocation results in any shareholder receiving a greater number of shares of common stock than the shareholder subscribed for pursuant to the exercise of the over-subscription privilege, then such shareholder will be allocated only that number of shares for which the shareholder oversubscribed, and the remaining shares of common stock will be allocated among all other shareholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription requests have been satisfied.

If there are not enough unsubscribed shares to honor all requests pursuant to the over-subscription privilege, we may, in our discretion, issue up to an additional 1,337,686 shares to honor requests under the over-subscription privilege, subject to the same terms and conditions of the rights offering (such additional shares, the “over-allotment shares”).

Shareholders who wish to exercise their basic subscription privilege or their over-subscription privilege but who wish to maintain their share ownership at less than 10% of our outstanding shares may elect to do so and such shareholders will not be allocated any shares that would cause them to exceed 9.9% of our shares outstanding after this rights offering. In addition to the election, shareholders who wish to maintain less than 10% of our outstanding shares must also contact the information agent, D.F. King & Co., Inc., at 877-478-5045, in order to make such arrangements.

In order to exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of this rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of this rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you assuming you exercise all of your basic subscription privilege and are allotted the full amount of your over-subscription as elected by you.

Fractional common shares resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly.

Am I required to exercise all of the rights I receive in this rights offering?

No. You may exercise any number of your subscription rights or you may choose not to exercise any subscription rights. However, if you choose not to exercise your basic subscription privilege in full, the relative percentage of our shares of common stock that you own will likely decrease, and your voting and other rights will likely be diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the over-subscription privilege.

Are there any limits on the number of shares I may purchase in the rights offering or own as a result of the rights offering?

In addition to any other limitation, in order to protect the Company from loss of its NOLs, participants may not exercise subscription rights (including the over-subscription privilege) to purchase shares of our common stock in this rights offering if we believe such subscriptions or over-subscriptions may have an unfavorable effect on our ability to preserve our net operating losses (NOLs). The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.

Do I need to obtain approval from the Florida Office of Insurance Regulation if the exercise of my rights will result in the ownership of 10% or more of our common stock?

Yes. One of our subsidiaries, Imperial Life Settlements, LLC, a Delaware limited liability company, is licensed as a viatical settlement provider and is regulated by the Florida Office of Insurance Regulation. Under applicable Florida law, no person can finally acquire, directly or indirectly, 10% or more of the ownership interests in Imperial Life Settlements, LLC without the written approval of the Florida Office of Insurance Regulation. Accordingly, any shareholder owning 10% or more of our issued and outstanding common stock after giving effect to such shareholder’s purchase under the basic subscription privilege and the over-subscription privilege must notify the Florida Office of Insurance Regulation of such acquisition and also file with the Florida Office of Insurance Regulation an application for approval of the acquisition no later than 30 days after the acquisition date.

If the Florida Office of Insurance Regulation determines that any person has acquired 10% or more of our common stock without obtaining its regulatory approval, it may order that person to cease the acquisition and divest itself of any shares of our common stock which may have been acquired in violation of the applicable Florida law. The Florida Office of Insurance Regulation may also suspend or revoke Imperial Life Settlements, LLC’s license if it finds that an acquisition of our voting securities is made in violation of the applicable Florida law and would render the further transaction of business hazardous to our customers, creditors, shareholders or the public.

In addition, due to the requirement to file an application with and obtain approval from the Florida Office of Insurance Regulation, purchasers of 10% or more of our common stock will incur expenses in connection with preparing, filing and obtaining approval of the application.

May I elect to exercise my rights but stay below ownership of 10% or more of our common stock?

Yes. Shareholders who wish to exercise their basic subscription privilege or their over-subscription privilege but who wish to maintain their share ownership at less than 10% of our outstanding shares may elect to do so and such shareholders will not be allocated any shares that would cause them to exceed 9.9% of our shares outstanding after this rights offering. In addition to the election, shareholders who wish to maintain less than 10% of our outstanding shares must also contact the information agent, D.F. King & Co., Inc., at 877-478-5045, in order to make such arrangements.

Is the Company entering into any standby purchase agreement with respect to the purchase of shares not subscribed for in this rights offering or any agreement with any shareholder regarding the exercise of rights granted to them in this rights offering?

No. We are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock not subscribed for through the exercise by our shareholders of the basic subscription privilege or the over-subscription privilege. In addition, we are not entering into any agreements with any of our existing shareholders pursuant to which they have agreed to exercise any rights granted to them pursuant to this rights offering. Therefore, there is no certainty that any shares will be purchased pursuant to this rights offering and there is no minimum purchase requirement as a condition to accepting subscriptions.

Has our board of directors made a recommendation to our shareholders regarding the exercise of rights under this rights offering?

No. Although we expect that some or all of our directors and/or their affiliates may participate in this rights offering, our board of directors is making no recommendation regarding your exercise of the subscription rights. Shareholders who exercise their subscription rights risk investment loss on their investment. We cannot assure you that the market price of our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and this rights offering. Please see “Risk Factors” beginning on page S-15 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of some of the risks involved in investing in our common stock.

Are any directors or officers participating in the rights offering?

The Company expects Antony Mitchell, its Chief Executive Officer and a director, and the other members of its Board of Directors to participate in the rights offering. The Company has also been informed that Bulldog Investors, LLC, an affiliate of certain of its directors and its largest shareholder, intends to subscribe for at least $10,000,000 of shares (inclusive of its over-subscription privilege). The expressed intentions of the members of the Company’s Board of Directors and Bulldog Investors, LLC do not constitute a binding obligation on their part.

Why are we conducting this rights offering?

The purpose of this rights offering is to raise funds to pay the premiums on certain life insurance policies that we own, to make selective investments in the life settlement asset class and for general corporate purposes, including working capital.

A rights offering provides shareholders the opportunity to participate in a capital raise on a pro rata basis and minimizes the dilution of their ownership interest in the Company. If all of the rights are exercised, the total purchase price of the shares offered in this rights offering, and the gross proceeds to the Company from this rights offering, would be $30.8 million ($38.5 million assuming full exercise of the over-allotment).

How was the $5.75 per share subscription price determined?

Our board of directors determined the subscription price after considering, among other things, the following important factors:

•	Our desire to provide an opportunity for our shareholders to participate in the rights offering on a pro rata basis;

•	Alternatives for capital raising;

•	General market conditions;

•	The cost of capital from other financing sources to the extent they may be available;

•	The fact that our shareholders are not obligated to exercise their respective rights and this rights offering may be significantly undersubscribed; and

•	The dilution of the ownership percentage of the current holders of our common stock that may be caused by this rights offering to the extent they do not exercise their basic subscription privilege in full.

The subscription price of $5.75 per share is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. You should not consider the subscription price to be an indication of the fair value of the common stock offered in this rights offering. The Company cannot give any assurance that our common stock will trade at or above the subscription price in any given time period.

How soon must I act to exercise my rights?

If you received a subscription form and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed subscription form and payment prior to the expiration of this rights offering, which is June 15, 2015, at 5:00 p.m., New York City time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your custodian bank, broker, dealer or other nominee may establish a deadline prior to 5:00 p.m. New York City time, on June 15, 2015 by which you must provide it with your instructions to exercise your subscription rights and pay for your shares.

Although we will make reasonable attempts to provide this prospectus supplement to holders of subscription rights, this rights offering and all subscription rights will expire at 5:00 p.m., New York City time on June 15, 2015 (unless extended), whether or not we have been able to locate each person entitled to subscription rights. Although we have the option of extending the expiration of this rights offering, we do not have the obligation to do so and currently do not intend to do so.

May I transfer my rights?

No. You may not sell, transfer or assign your subscription rights to anyone. Subscription rights will not be listed for trading on the New York Stock Exchange, or the NYSE, any other stock exchange or market, or on the OTC Bulletin Board or the Pink Sheets. Subscription forms may only be completed by the shareholder who receives the certificate.

Are we requiring a minimum subscription to complete this rights offering?

No. There is no minimum subscription requirement in this rights offering. However, our board of directors reserves the right to cancel this rights offering for any reason, including if our board of directors believes that there is insufficient participation by our shareholders. If this rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly without interest.

Can the board of directors cancel, terminate, amend or extend this rights offering?

Yes. We have the option to extend this rights offering and the period for exercising your subscription rights, although we are not obligated to do so and do not presently intend to do so. Our board of directors may cancel this rights offering at any time for any reason. If this rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly without interest.

Our board of directors reserves the right to amend or modify the terms of this rights offering at any time, for any reason, including, without limitation, in order to increase participation in this rights offering. Such amendments or modifications may include a change in the subscription price although no such change is presently contemplated. If we should make any fundamental changes to the terms set forth in this prospectus supplement, we will file another prospectus supplement, Form 8-K or free writing prospectus, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such shareholder and recirculate updated materials. In addition, upon such event, we may extend the expiration date of this rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to this rights offering and the new expiration date. The terms of this rights offering cannot be modified or amended after the expiration date of this rights offering.

When will I receive my subscription form?

Promptly after the date of this prospectus supplement, the subscription agent will send a subscription form to each registered holder of our common stock as of the close of business on the record date, based on our shareholder registry maintained at the transfer agent for our common stock. If you hold your shares of common stock through a broker, dealer, custodian bank or other nominee, you will not receive an actual subscription form. Instead, as described in this prospectus supplement, you must instruct your broker, bank or nominee whether or not to exercise rights on your behalf. If you wish to obtain a separate subscription form, you should promptly contact your broker, bank or other nominee and request a separate subscription form. It is not necessary to have a physical subscription form to elect to exercise your rights.

What will happen if I choose not to exercise my subscription rights?

Shareholders who do not exercise their subscription rights will lose any value that may be represented by the rights. If you do not exercise any subscription rights, the number of our shares of common stock you own will not change. However, due to the fact that shares may be purchased by other shareholders in this rights offering, your percentage ownership of the Company may be diluted following completion of this rights offering, unless you exercise your basic subscription privilege.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold shares evidenced by one or more share certificates and you wish to participate in this rights offering, you must take the following steps:

•	deliver payment to the subscription agent; and

•	deliver your properly completed and signed subscription form, and any other subscription documents, to the subscription agent.

Please follow the payment and delivery instructions accompanying the subscription form. Do not deliver documents to us. You are solely responsible for completing delivery to the subscription agent of your subscription documents, subscription form and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that they are received by the subscription agent by 5:00 p.m., New York City time, on June 15, 2015. We are not responsible for subscription materials sent directly to our offices.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the full extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned promptly, without interest, following the expiration of this rights offering.

What form of payment is required to purchase our shares of common stock in this rights offering?

Payments submitted to the subscription agent in connection with this rights offering must be made in full, in United States currency, in immediately available funds, by certified bank, cashiers check or wire transfer to American Stock Transfer & Trust Company, LLC, as subscription agent, f/b/o Imperial Holdings, Inc., drawn upon a United States bank. You may not remit personal checks of any type.

What should I do if I want to participate in this rights offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own. You will not receive a subscription form. The record holder must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase.

If you wish to purchase shares of our common stock through this rights offering, please promptly contact your broker, dealer, custodian bank or other nominee as record holder of your shares. We will ask your record holder to notify you of this rights offering, but we are not responsible for the failure of your record holder to contact you. If you are not contacted by your record holder, you should promptly initiate contact with that intermediary to ensure that you will have an opportunity to participate in this rights offering. Your record holder may establish a deadline prior to the 5:00 p.m. New York City time on June 15, 2015, which we established as the expiration date of this rights offering.

When will I receive my new shares?

If you purchase shares in this rights offering by submitting a subscription form and payment, American Stock Transfer & Trust Company, LLC will issue shares to you via the Direct Registration System (“DRS”) and a statement will be mailed to you to confirm the DRS issuance as soon as practicable after the completion of this rights offering. Until your shares have been issued through DRS, you may not be able to sell the shares of our common stock acquired in this rights offering.

If your shares as of the record date were held by a custodian bank, broker, dealer or other nominee, and you participate in this rights offering, your custodian bank, broker, dealer or other nominee will be credited with the shares of common stock you purchase in this rights offering as soon as practicable after the completion of this rights offering. You should follow up with that intermediary to ensure it has been credited with the shares of common stock purchased in this rights offering and to ensure that your account has been properly credited with such shares.

After I send in my payment and subscription form, may I change or cancel my exercise of rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. However, if we amend this rights offering to allow for an extension of this rights offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus supplement, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $5.75 per share.

How many shares of common stock will be outstanding after this rights offering?

As of May 19, 2015, 21,402,990 shares of our common stock were issued and outstanding. Assuming no outstanding options or warrants for our common shares are exercised or debt converted into common shares prior to the expiration of this rights offering and all shares are subscribed for, we expect 26,753,737 shares of common stock will be outstanding immediately after completion of this rights offering (28,091,423 shares assuming the over-allotment is fully exercised). As a result of this rights offering, the ownership interests and voting interests of the existing shareholders that do not fully exercise their basic subscription privileges will be diluted.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” beginning on page S-15 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2014 and the additional risks identified in the documents and reports incorporated by reference in this prospectus.

If this rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of this rights offering. If this rights offering is not completed, all subscription payments received by the subscription agent will be returned promptly without interest. If you own shares through a broker, dealer, custodian bank or other nominee, it may take longer for you to receive payment because the subscription agent will return payments through the record holder of your shares. In such an event, you should contact the record holder directly to determine when the funds will be returned to you and to ensure that your account has been properly credited.

Will the rights be listed on a stock exchange or national market?

No. The subscription rights themselves will not be listed on the NYSE or any other stock exchange or national market or on the OTC Bulletin Board or the Pink Sheets. Our common stock will continue to trade on the NYSE under the symbol “IFT” and we expect that the shares issued in connection with this rights offering will be eligible for trading on the NYSE.

How do I exercise my rights if I live outside the United States?

We will not mail this prospectus supplement or the subscription forms to shareholders whose addresses are outside the United States or who have a military or diplomatic post office or foreign post office address. The subscription agent will hold subscription forms for their account. To exercise subscription rights, our shareholders with addresses outside the United States must notify the subscription agent and timely follow other procedures as described herein.

What fees or charges apply if I purchase the shares of common stock?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through your broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your intermediary may charge you.

What are the material United States federal income tax consequences of exercising my subscription rights?

For United States federal income tax purposes, you should not recognize income or loss upon receipt or exercise of the subscription rights. However, you should consult your tax advisor as to your particular tax consequences resulting from this rights offering.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents to the record holder following their instructions. If you received a subscription form with this prospectus supplement and wish to purchase shares during this rights offering, you should send your properly completed and signed subscription form, any other subscription documents and payment by hand delivery, first class mail or courier service to the subscription agent, American Stock Transfer & Trust Company, LLC, at the following address:

By Mail:	By Hand, Express Mail, Courier or Other Expedited Service:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P. O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., New York City time, on June 15, 2015. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the information agent, D.F. King & Co., Inc., at 877-478-5045.

RISK FACTORS

Investing in our common stock involves risk. Before you invest in our common stock you should carefully consider the following risk factors, as well as the other information in this prospectus supplement and the accompanying prospectus. Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition and results of operations. This effect could be compounded if multiple risks were to occur. The occurrence of any of these risks might cause you to lose all or part of your investment. Please also refer to the section above entitled “Forward-Looking Statements” regarding forward-looking statements included herein.

Risks Related to this Rights Offering

The price of our common stock is volatile and may decline following receipt and/or exercise of the rights.

Pursuant to this rights offering, our shareholders will be entitled to purchase shares of our common stock at a subscription price of $5.75 per share. The market price of our common stock could be subject to wide fluctuations and our stock price may decline in the time period following the receipt and/or exercise of the rights and there is no guarantee that our common stock will trade at a level equal to or greater than the subscription price. There are numerous factors which may affect the price of our common stock, some of which are out of our control or may have little or nothing to do with us or our financial performance. These factors include, among other things, our operating results and cash flows, negative information regarding the USAO investigation, the SEC investigation and/or the IRS Investigation as well as the factors listed in the section of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

When this rights offering is completed, your ownership interest will be diluted if you do not exercise your subscription rights.

To the extent that you do not exercise your rights and shares are purchased by other shareholders in this rights offering, your proportionate voting interest will be reduced, and the percentage that your original shares represent of our outstanding common stock after this rights offering will be diluted.

The subscription price determined for this rights offering is not an indication of the fair value of our common stock.

Our board of directors determined the subscription price after considering, among other things, the following important factors:

•	Our desire to provide an opportunity for our shareholders to participate in the rights offering on a pro rata basis;

•	Alternatives for capital raising;

•	General market conditions;

•	The cost of capital from other financing sources to the extent they may be available;

•	The fact that our shareholders are not obligated to exercise their respective rights and this rights offering may be significantly undersubscribed; and

•	The dilution of the ownership percentage of the current holders of our common stock that may be caused by this rights offering to the extent they do not exercise their basic subscription privilege in full.

The subscription price is $5.75 per share. The subscription price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities. You should not consider the subscription price to be an indication of the fair value of the common stock to be offered in this rights offering. After the date of this prospectus supplement, our common stock may trade at prices significantly above or below the subscription price.

You may not revoke your subscription exercise and could be committed to buying shares above the prevailing market price.

Once you exercise your subscription rights, you may not revoke the exercise of such rights. The public trading market price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights and, afterwards, the public trading market price of our common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price, in which case you will have an immediate, unrealized loss. We cannot assure that, following the exercise of your rights, you will be able to sell your shares of common stock at a price equal to or greater than the subscription price, and you may lose all or part of your investment in our common stock. In addition, until the shares are delivered to you, you will not be able to sell the shares of our common stock that you purchase in this rights offering.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights may be rejected.

Shareholders who desire to purchase shares in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent on or before June 15, 2015, the expiration date of this rights offering, unless extended by us. If you are a beneficial owner of shares, but not a record holder, you must act promptly to ensure that your broker, bank, custodian or other nominee acts for you and that all required forms and payments are actually received by the subscription agent before the expiration date of this rights offering. We will not be responsible if your broker, bank, custodian, or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent before the expiration date of this rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not be able to fully subscribe or over-subscribe because of our preservation of our NOLs.

In order to preserve our ability to utilize our NOLs, we have retained the ability to limit the amount of shares that certain shareholders may subscribe for. We will only permit participation in this offering up to such amounts as will not jeopardize our NOLs. We will only reduce the amount of a subscription or an over-subscription exercise by the amount necessary in our sole discretion to preserve our NOLs against future taxable income.

We may use the proceeds of this rights offering in ways with which you may disagree.

We intend to use the proceeds of this offering to continue to pay the premiums on certain life insurance policies that we own, to make selective investments in the life settlement asset class and for general corporate purposes, including working capital.

Accordingly, we will have significant discretion in the use of the proceeds of this offering, and it is possible that we may allocate the proceeds differently than investors in this offering desire, or that we will fail to maximize our return on these proceeds. You will be relying on the judgment of our management with regard to the use of the proceeds from the rights offer, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

We are not entering into any agreements that would obligate our existing shareholders to exercise the rights granted to them in this rights offering or obligate any other party to purchase shares not subscribed for in this rights offering, so there is no guarantee that any shares will be purchased in this rights offering.

We are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock not subscribed for through the exercise by our shareholders of the basic subscription privilege or the over-subscription privilege. In addition, we are not entering into any agreements with any of our existing shareholders pursuant to which they have agreed to exercise any rights granted to them pursuant to this rights offering. Therefore, there is no certainty that any shares will be purchased pursuant to this rights offering and there is no minimum purchase requirement as a condition to accepting subscriptions. As a result, if you exercise your basic subscription privilege or the over-subscription privilege, you may be investing in a company that continues to need additional capital.

If you exercise the rights and acquire ownership of 10% of more of our common stock, you must apply for written approval of the acquisition from the Florida Office of Insurance Regulation, and if such acquisition is not approved, you may be required to divest such shares acquired in excess of 10%.

One of our subsidiaries, Imperial Life Settlements, LLC, a Delaware limited liability company, is licensed as a viatical settlement provider and is regulated by the Florida Office of Insurance Regulation. Under applicable Florida law, no person can finally acquire, directly or indirectly, 10% or more of the ownership interests in Imperial Life Settlements, LLC without the written approval of the Florida Office of Insurance Regulation. Accordingly, any shareholder owning 10% or more of our issued and outstanding common stock after giving effect to such shareholder’s purchase under the basic subscription privilege and the over-subscription privilege must notify the Florida Office of Insurance Regulation of such acquisition and also file with the Florida Office of Insurance Regulation an application for approval of the acquisition no later than 30 days after the acquisition date.

If the Florida Office of Insurance Regulation determines that any person has acquired 10% or more of our common stock without obtaining its regulatory approval, it may order that person to cease the acquisition and divest itself of any shares of our common stock which may have been acquired in violation of the applicable Florida law. The Florida Office of Insurance Regulation may also suspend or revoke Imperial Life Settlements, LLC’s license if it finds that an acquisition of our voting securities is made in violation of the applicable Florida law and would render the further transaction of business hazardous to our customers, creditors, shareholders or the public.

In addition, due to the requirement to file an application with and obtain approval from the Florida Office of Insurance Regulation, purchasers of 10% or more of our common stock will incur expenses in connection with preparing, filing and obtaining approval of the application.

The receipt of rights may be treated as a taxable dividend to you.

The distribution of the rights in this offering should be a non-taxable stock dividend under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the Code. This position is not binding on the IRS, or the courts, however. If this offering is part of a “disproportionate distribution” under Section 305 of the Code, your receipt of rights in this offering may be treated as the receipt of a distribution equal to the fair market value of the rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, with any excess being treated as a return of capital to the extent thereof and then as capital gain.

USE OF PROCEEDS

If all of the rights are exercised, the total purchase price of the shares offered in this rights offering, and the gross proceeds to the Company from this rights offering, would be $30.8 million. If there are not enough unsubscribed shares to honor all requests under the over-subscription privilege, we may, in our discretion, issue up to an additional 1,337,686 over-allotment shares to honor requests under the over-subscription privilege. If all 1,337,686 over allotment shares are issued, we expect the gross proceeds from the rights offering to be approximately $38.5 million. However, the actual amount of proceeds raised pursuant to this rights offering will depend on the participation in this rights offering. We intend to use the proceeds of this offering to continue to pay the premiums on certain life insurance policies that we own, to make selective investments in the life settlement asset class and for general corporate purposes, including working capital.

THE RIGHTS OFFERING

The subscription rights

We are distributing, at no charge, to the record holders of our shares of common stock as of the record date, non-transferable subscription rights to purchase shares of our common stock. The subscription price is $5.75 per share. The subscription rights will entitle the holders of our common stock to purchase approximately 5,350,747 shares (6,688,433 shares assuming full exercise of the over-allotment) of our common stock for an aggregate purchase price of $30.8 million ($38.5 million assuming full exercise of the over-allotment).

Each holder of record of shares of our common stock will receive one subscription right for every four shares of common stock owned by such holder as of 5:00 p.m., New York time, on May 26, 2015, the record date. Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege.

Basic subscription privilege

Pursuant to your basic subscription privilege, each subscription right entitles you to purchase one share of our common stock, upon delivery of the required documents and payment of the subscription price of $5.75 per share, prior to the expiration of this rights offering. You may exercise all or a portion of your basic subscription privilege; however, if you exercise less than your full basic subscription privilege, you will not be entitled to purchase shares with your over-subscription privilege.

Fractional shares of common stock resulting from the exercise of the basic subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned promptly without interest.

Over-subscription privilege and over-allotment privilege

If you purchase all of the shares of our common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of the shares of our common stock that are not purchased by other shareholders through the exercise of their respective basic subscription privileges. If sufficient shares of common stock are available, we will seek to honor the over-subscription requests in full. If, however, over-subscription requests exceed the number of shares of common stock available, we will allocate the available shares of common stock pro rata among each shareholder exercising the over-subscription privilege in proportion to the number of shares of common stock owned by such shareholder on the record date, relative to the number of shares owned on the record date by all shareholders exercising the over-subscription privilege. If this pro rata allocation results in any shareholder receiving a greater number of shares of common stock than the shareholder subscribed for pursuant to the exercise of the over-subscription privilege, then such shareholder will be allocated only that number of shares for which the shareholder oversubscribed, and the remaining shares of common stock will be allocated among all other shareholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription requests have been satisfied.

If there are not enough unsubscribed shares to honor all requests under the over-subscription privilege, we may, in our discretion, issue up to an additional 1,337,686 over-allotment shares to honor requests under the over-subscription privilege, subject to the same terms and conditions of this rights offering.

In order to exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offer. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offer, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you (i.e., for the maximum number of shares of common stock available to you, assuming you exercise all of your basic subscription privilege and are allotted the full amount of your over-subscription as elected by you).

We can provide no assurance that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of this rights offering. We will not be able to satisfy your exercise of the over-subscription privilege if all of our shareholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent a sufficient amount of shares of our common stock are available following the exercise of subscription rights under the basic subscription privileges.

•	To the extent the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned promptly without interest.

•	To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the over-subscription privilege.

•	Fractional shares of common stock resulting from the exercise of the subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned promptly without interest.

Florida Office of Insurance Regulation requirements

One of our subsidiaries, Imperial Life Settlements, LLC, a Delaware limited liability company, is licensed as a viatical settlement provider and is regulated by the Florida Office of Insurance Regulation. Under applicable Florida law, no person can finally acquire, directly or indirectly, 10% or more of the ownership interests in Imperial Life Settlements, LLC without the written approval of the Florida Office of Insurance Regulation. Accordingly, any shareholder owning 10% or more of our issued and outstanding common stock after giving effect to such shareholder’s purchase under the basic subscription privilege and the over-subscription privilege must notify the Florida Office of Insurance Regulation of such acquisition and also file with the Florida Office of Insurance Regulation an application for approval of the acquisition no later than 30 days after the acquisition date.

If the Florida Office of Insurance Regulation determines that any person has acquired 10% or more of our common stock without obtaining its regulatory approval, it may order that person to cease the acquisition and divest itself of any shares of our common stock which may have been acquired in violation of the applicable Florida law. The Florida Office of Insurance Regulation may also suspend or revoke Imperial Life Settlements, LLC’s license if it finds that an acquisition of our voting securities is made in violation of the applicable Florida law and would render the further transaction of business hazardous to our customers, creditors, shareholders or the public.

In addition, due to the requirement to file an application with and obtain approval from the Florida Office of Insurance Regulation, purchasers of 10% or more of our common stock will incur expenses in connection with preparing, filing and obtaining approval of the application.

Shareholders who wish to exercise their basic subscription privilege or their over-subscription privilege but who wish to maintain their share ownership at less than 10% of our outstanding shares may elect to do so and such shareholders will not be allocated any shares that would cause them to exceed 9.9% of our shares outstanding after this rights offering. In addition to the election, shareholders who wish to maintain less than 10% of our outstanding shares must also contact the information agent, D.F. King & Co., Inc., at 877-478-5045, in order to make such arrangements.

Limit on how many shares of common stock you may purchase in the rights offering

In addition to any other limitation, in order to protect the Company from loss of its NOLs, participants may not exercise subscription rights (including the over-subscription privilege) to purchase shares of our common stock in this rights offering if we believe such subscriptions or over-subscriptions may have an unfavorable effect on our ability to preserve our NOLs. The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.

No standby purchase commitment

We are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock not subscribed for through the exercise by our shareholders of the basic subscription privilege or the over-subscription privilege. Accordingly, the proceeds raised pursuant to this rights offering will be raised solely from investors that are shareholders of the Company as of the record date for this rights offering.

No agreement with shareholders

We are not entering into any agreements with any of our existing shareholders pursuant to which they have agreed to exercise any rights granted to them pursuant to this rights offering. Therefore, there is no certainty that any shares will be purchased pursuant to this rights offering and there is no minimum purchase requirement as a condition to accepting subscriptions.

Delivery of shares of common stock acquired in this rights offering

If you purchase shares in this rights offering by submitting a subscription form and payment, American Stock Transfer & Trust Company, LLC, our stock transfer agent, will issue to you through Direct Registration System (DRS) the new shares purchased and a confirmation statement will be mailed to you as soon as practicable after the completion of this rights offering. Until your new shares have been issued through DRS, you may not be able to sell the shares of common stock acquired in this rights offering. If, as of the record date, your shares were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offer, your custodian bank, broker, dealer or other nominee will be credited with the shares of common stock you purchase in this rights offering as soon as practicable after the completion of this rights offering.

Reasons for this rights offering

Prior to approving this rights offering, our board of directors carefully considered, among others, the following important factors:

•	Our desire to provide an opportunity for our shareholders to participate in the rights offering on a pro rata basis;

•	Alternatives for capital raising;

•	General market conditions;

•	The cost of capital from other financing sources to the extent they may be available;

•	The fact that our shareholders are not obligated to exercise their respective rights and this rights offering may be significantly undersubscribed; and

•	The dilution of the ownership percentage of the current holders of our common stock that may be caused by this rights offering to the extent they do not exercise their basic subscription privilege in full.

After weighing the factors discussed above and the effect of the additional capital that may be generated by the sale of shares pursuant to this rights offering, our board of directors believes that this rights offering is in the best interests of the Company.

As described in the section of this prospectus entitled “Use of Proceeds,” the proceeds from this rights offering, less fees and expenses incurred in connection with this rights offering, will be used to continue to pay the premiums on certain life insurance policies that we own, to make selective investments in the life settlement asset class and for general corporate purposes, including working capital. Although we believe that this rights offering will strengthen our financial condition, our board of directors is not making any recommendation as to whether you should exercise your subscription rights. Shareholders who exercise their subscription rights risk investment loss on their investment. We cannot assure you that the market price of our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and this rights offering.

Effect of rights offering on existing shareholders

The ownership interests and voting interests of the existing shareholders that do not fully exercise their basic subscription privileges will be diluted.

Method of exercising subscription rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. However, if we amend this rights offering to allow for an extension of this rights offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus supplement, you may cancel your subscription and receive a refund of any money you have advanced. You may exercise your subscription rights as follows:

Subscription by Registered Holders

If you hold certificates of shares of our common stock, the number of rights you may exercise pursuant to the basic subscription privilege will be indicated on the subscription form delivered to you. You may exercise your subscription rights by properly completing and executing the subscription form and forwarding it, together with your full subscription payment, to the subscription agent at the address set forth below under “Subscription Agent.”

Subscription by Beneficial Owners

If you are a beneficial owner of our shares of common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a subscription form. Instead, one subscription right will be issued to the nominee record holder for each share of our common stock that you own at the record date. We will ask your record holder to notify you of this rights offering, but we are not responsible for the failure of your record holder to contact you. If you are not contacted by your broker, dealer, custodian bank or other nominee, you should promptly contact your broker, dealer, custodian bank or other nominee in order to subscribe for shares of our common stock in this rights offering.

If you hold your shares of our common stock in the name of a broker, dealer, custodian bank or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., New York time, June 15, 2015 expiration date we have established for this rights offering.

Payment method for registered holders

As described in the instructions accompanying the subscription form, payments must be made in full in United States currency, in immediately available funds, by certified bank, cashiers check or wire transfer payable to American Stock Transfer & Trust Company, LLC, as subscription agent, f/b/o Imperial Holdings, Inc., drawn upon a U.S. bank. Personal checks are not accepted. Payment received after the expiration of this rights offering may not be honored, and the subscription agent will return your payment to you promptly without interest.

You should read and follow the delivery and payment instructions accompanying the subscription form. Do not send subscription forms or payments directly to Imperial Holdings, Inc. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription form and other subscription documents and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

The method of delivery of subscription forms and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send subscription materials and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of this rights offering.

Missing or incomplete subscription information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If the subscription agent does not apply your full subscription payment to your purchase of our shares of common stock, any excess subscription payment received by the subscription agent will be returned promptly without interest.

Expiration date and amendments

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., New York time, on June 15, 2015, which is the expiration of this rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of common stock to you if the subscription agent receives your subscription form and subscription payment after that time, regardless of when the subscription form and subscription payment were sent by you. We have the option to extend this rights offering and the period for exercising your subscription rights, although we do not have any obligation to do so and do not presently intend to do so. We may extend the expiration of this rights offering by giving oral or written notice to the subscription agent prior to the expiration of this rights offering. If we elect to extend the expiration of this rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York time, on the next business day after the most recently announced expiration date of this rights offering.

Our board of directors reserves the right to amend or modify the terms of this rights offering at any time, for any reason, including, without limitation, in order to increase participation in this rights offering. Such amendments or modifications may include a change in the subscription price although no such change is presently contemplated. If we should make any fundamental changes to the terms set forth in this prospectus supplement, we will file another prospectus supplement, Form 8-K or free writing prospectus, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such shareholder and recirculate updated materials. In addition, upon such event, we may extend the expiration date of this rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to this rights offering and the new expiration date. The terms of this rights offering cannot be modified or amended after the expiration date of this rights offering.

Subscription price

Our board of directors determined the subscription price after considering, among other things, the factors set forth above in “Reasons for this Rights Offering.” The subscription price of $5.75 per share is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. You should not consider the subscription price to be an indication of the fair value of the common stock offered in this rights offering.

Conditions, withdrawal and termination

We reserve the right to withdraw this rights offering prior to the expiration of the rights offer for any reason. If we terminate this rights offering, in whole or in part, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned promptly without interest. If we cancel this rights offering, we will issue a press release notifying shareholders of the cancellation, and all subscription payments received by the subscription agent will be returned promptly without interest.

Subscription agent

The subscription agent for this rights offering is American Stock Transfer & Trust Company, LLC. The address to which subscription documents, subscription forms, subscription documents, and subscription payments should be mailed or delivered is:

By Mail:	By Hand, Express Mail, Courier or Other Expedited Service:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P. O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., New York City time, on June 15, 2015. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

Information agent

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus to the information agent, D.F. King & Co., Inc., at 877-478-5045.

Fees and expenses

We will pay all fees charged by the subscription agent and information agent. You are responsible for paying any commissions, fees, taxes or other expenses incurred in connection with your exercise of the subscription rights.

Fractional shares

We will not issue fractional shares. Fractional shares of common stock resulting from the exercise of the basic subscription privilege will be eliminated by rounding down to the nearest whole share. All subscription payments received by the subscription agent that would have been used to purchase fractional shares will be returned promptly without interest.

Beneficial owners

If you do not hold certificates for shares of our common stock you are a beneficial owner of shares of our common stock. Instead of receiving a subscription form, you will receive your subscription rights through a broker, dealer, custodian bank or other nominee. We will ask your broker, dealer, custodian bank or other nominee to notify you of this rights offering.

You should contact your broker, dealer, custodian bank or other nominee if you do not receive information regarding this rights offering, but believe you are entitled to subscription rights. We are not responsible if you do not receive notice by your broker, dealer, custodian bank or other nominee or if you do not receive notice in time to respond to your intermediary by the deadline established by the nominee, which may be prior to 5:00 p.m. New York time, on June 15, 2015.

If you wish to exercise your subscription rights, you will need to have your broker, dealer, custodian bank or other nominee act for you. If you hold certificates for shares of our common stock and received a subscription form, but would prefer to have your broker, dealer, custodian bank or other nominee act for you, you should contact your intermediary and request it to effect the transaction for you.

Notice to record holders

If you are a broker, dealer, custodian bank or other nominee that holds shares of our common stock as record holder for the account of others on the record date, you should notify the beneficial owners of this rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should submit information and payment for shares. We expect that the exercise of subscription rights on behalf of beneficial owners may be made through the facilities of DTC. You may exercise individual or aggregate beneficial owner subscription rights by instructing DTC to transfer subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights exercised and the number of common shares subscribed for under the basic subscription privilege and the over-subscription privilege, if any, and your full subscription payment.

Non-transferability of subscription rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. The shares of common stock issuable upon exercise of the subscription rights will be listed on the NYSE under the ticker symbol “IFT.”

Validity of subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in this rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate this rights offering, only when a properly completed and duly executed subscription form, any other required documents, and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of this rights offering will be final and binding.

Escrow arrangements; return of funds

The subscription agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of this rights offering. The subscription agent will hold this money in escrow until this rights offering is completed or is withdrawn and canceled. If this rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned promptly without interest.

Shareholder rights

You will have no rights as a holder of our shares of common stock you purchase in this rights offering, if any, until certificates representing our shares of common stock are issued to you or until your account at your record holder is credited with shares of common stock purchased in this rights offering. You will have no right to revoke your subscriptions once made in accordance with the procedures set forth in this prospectus supplement.

Foreign shareholders

We will not mail this prospectus supplement or subscription forms to shareholders with addresses that are outside the United States or that have a military or diplomatic post office or foreign post office address. The subscription agent will hold these subscription forms for their account. To exercise subscription rights, our shareholders with addresses outside the United States must notify the subscription agent prior to 12:00 p.m., New York time, at least three business days prior to the expiration of this rights offering and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such shareholder.

No revocation or change

Once you submit the form of subscription form to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. However, if we amend this rights offering to allow for an extension of this rights offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus supplement, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase additional common shares at the subscription price.

Certain United States federal income tax consequences

For United States federal income tax purposes, you should not recognize income or loss upon receipt or exercise of subscription rights. However, you should consult your tax advisor as to your particular tax consequences resulting from this rights offering. For a more detailed discussion, see “Material United States Federal Income Tax Consequences.”

No recommendations to rights holders

Although we expect that some or all of our directors may participate in this rights offering, our board of directors is making no recommendation regarding your exercising of subscription rights. You are urged to make your decision based on your own assessment of our business and the risks involved in investing in our common stock.

Listing

We expect that the shares of common stock that we will issue upon exercise of the subscription rights will be listed for trading on the NYSE under the symbol “IFT.”

Outstanding shares of common stock after this rights offering

As of May 19, 2015, 21,402,990 shares of our common stock were issued and outstanding. Assuming no outstanding options or warrants for our common shares are exercised or debt converted into common shares prior to the expiration of this rights offering and all shares are subscribed for, we expect 26,753,737 shares of common stock will be outstanding immediately after completion of this rights offering (28,091,423 shares assuming the over-allotment is fully exercised). As a result of this rights offering, the ownership interests and voting interests of the existing shareholders that do not fully exercise their basic subscription privileges will likely be diluted.

Anti-dilution adjustment

Our 8.50% Senior Unsecured Convertible Notes have anti-dilution protection. Pursuant to the terms of such notes, this rights offering will cause an adjustment to the conversion factor for such notes to convert into common stock. Assuming this rights offering is fully subscribed, and without considering the over-allotment, then the conversion factor for the notes would change from 147.929 shares of common stock per $1,000 of notes to 151.1598 shares of common stock per $1,000 of notes. If all of the notes were to convert into common stock at this new conversion factor, we would issue 10,693,497 shares of common stock, an additional 228,556 shares more than would be issued under the prior conversion factor. Assuming the rights offering is fully subscribed and including the over-allotment, then the conversion factor for the notes would change from 147.929 shares of common stock per $1,000 of notes to 151.7912 shares of common stock per $1,000 of notes. If all of the notes were to convert into common stock at this new conversion factor, we would issue 10,738,164 shares of common stock, an additional 273,223 shares more than would be issued under the prior conversion factor.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material United States federal income tax consequences of this rights offering to holders of common stock that hold such stock as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon the Code, regulations promulgated under the Code (including proposed and temporary regulations), rulings, administrative interpretations and pronouncements of the Internal Revenue Service, or the IRS, and court decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This discussion only applies to a holder of subscription rights or common shares that is a “U.S. person,” which is defined as a citizen or resident of the United States, a domestic corporation (or entity treated as a domestic corporation for U.S. federal income tax purposes), an estate if the income of such estate is includible in gross income for U.S. federal income tax purposes regardless of its source, and any trust so long as a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (or if such trust has a valid election in effect to be treated as a U.S. person). Furthermore, this discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Code including, but not limited to, partnerships, holders who are subject to the alternative minimum tax, holders who are dealers in securities or foreign currency, non-U.S. persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold their common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired common stock pursuant to the exercise of compensatory stock options or warrants or otherwise as compensation. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as Medicare contribution taxation or estate or gift taxation).

We have not sought, and will not seek, a ruling from the IRS regarding the federal income tax consequences of this rights offering or the related share issuances. The following summary does not address the tax consequences of this rights offering or the related share issuance under foreign, state, or local tax laws.

ACCORDINGLY, EACH RECIPIENT OF RIGHTS IN THIS RIGHTS OFFERING SHOULD CONSULT THE RECIPIENT’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THIS RIGHTS OFFERING AND THE RELATED SHARE ISSUANCES THAT MAY RESULT FROM SUCH RECIPIENT’S PARTICULAR CIRCUMSTANCES.

Receipt of the subscription rights

The distribution of subscription rights in this rights offering should be treated as a nontaxable stock dividend under Section 305(a) of the Code. The distribution of subscription rights would generally be a nontaxable stock dividend under Section 305(a) of the Code if it were a distribution, or part of a series of distributions, that does not have the effect of the receipt of cash or other property by some shareholders and an increase in the proportionate interest of other shareholders in our assets or earnings and profits under Section 305(b) of the Code. Distributions having this effect are referred to as “disproportionate distributions.” The application of these rules is very complex and subject to uncertainty. The following discussion assumes that the receipt of subscription rights by holders of our common stock will be treated as a nontaxable stock dividend under Section 305(a) of the Code.

If the fair market value of subscription rights received by a holder is less than 15% of the fair market value of the common stock held by such holder on the date the subscription rights are received (referred to hereinafter as the “Previously Held Shares”), the subscription rights generally will be allocated a zero basis for federal income tax purposes, unless the holder makes an irrevocable election to allocate the holder’s basis in the Previously Held Shares between the Previously Held Shares and the subscription rights in proportion to their relative fair market values determined on the date the subscription rights are received. If a holder chooses to allocate basis between Previously Held Shares and the subscription rights, this election must be made on a statement included with the holder’s tax return for the taxable year in which such holder receives the subscription rights.

However, if the fair market value of the subscription rights received by a holder is 15% or more of the fair market value of such holder’s Previously Held Shares, the holder must allocate such holder’s basis in the Previously Held Shares between the Previously Held Shares and the subscription rights in proportion to their relative fair market values determined on the date the subscription rights are received.

The fair market value of the subscription rights on the date that the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, a holder should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our common shares on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable. A holder’s holding period in the subscription rights will include the holder’s holding period in the Previously Held Shares.

Expiration of subscription rights

A holder that allows the subscription rights to expire should not recognize any gain or loss, and the tax basis in such holder’s Previously Held Shares should be equal to their tax basis immediately before the holder’s receipt of the subscription rights. If the subscription rights expire without exercise after a holder has disposed of Previously Held Shares, such holder should consult its tax advisor regarding the ability to recognize a loss (if any) on the expiration of the subscription rights.

Exercise of subscription rights

A holder should not recognize gain or loss on the exercise of subscription rights. Generally, the tax basis of a share of common stock acquired through exercise of the subscription rights will be equal to the sum of the tax basis in the subscription right, if any, plus the subscription price. The holding period for a share of common stock acquired upon exercise of subscription rights begins with the date of exercise. If a holder exercises a subscription right received in this rights offering after disposing of the shares of common stock with respect to which such subscription right is received, then certain aspects of the tax treatment of the exercise of the subscription right are unclear, including (1) the allocation of the tax basis between the common stock previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the common stock previously sold, and (3) the impact of such allocation on the tax basis of common stock acquired through exercise of the subscription right. If a holder exercises a subscription right received in this rights offering after disposing of the common stock with respect to which the subscription right is received, the holder should consult with the holder’s tax advisor.

Exercise of over-subscription privilege

Generally, a holder should not recognize gain or loss upon exercise of the over-subscription privilege. A holder’s tax basis in a new common share acquired upon exercise of the over-subscription privilege generally will be equal to the subscription price. The holding period of a share of common stock acquired upon exercise of the over-subscription privilege will begin on the date of exercise.

Treatment as a disproportionate distribution

If the distribution of subscription rights were treated as a disproportionate distribution under Section 305(b) of the Code, the fair market value of the subscription rights received in this rights offering by a holder generally would be treated as a “dividend distribution” to such holder under Section 301 of the Code (potentially taxable at a rate of 20% subject to certain qualifications), to the extent of such holder’s share of our current and accumulated earnings and profits in our current taxable year. To the extent the fair market value of the subscription rights received by a holder exceeds the holder’s share of our current and accumulated earnings and profits, the excess first would be treated as a tax-free return of capital to the extent of the holder’s adjusted tax basis in all of the holder’s shares and any remainder would be treated as capital gain. Such capital gain would be long-term or short-term capital gain depending upon whether the shares have been held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gain).

Disposition of the rights shares

If a holder sells or otherwise disposes of the common stock received as a result of exercising the subscription rights, such holder’s gain or loss recognized upon that sale or other disposition will be a capital gain or loss assuming the share is held as a capital asset at the time of sale. Such capital gain or loss will be long-term or short-term capital gain or loss depending upon whether the shares have been held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gain).

Shares held through foreign accounts

Under legislation enacted in 2010, referred to as FATCA, withholding tax at a rate of 30% applies on U.S.-source interest and dividends and, beginning after December 31, 2016, on sales or redemption proceeds paid to (i) “foreign financial institutions” (as defined for this purpose) unless such institutions are located in a jurisdiction that has entered into an intergovernmental agreement with the United States, the institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or meets other exemptions or (ii) a foreign entity that is not a financial institution, unless such entity is located in a jurisdiction that has entered into an intergovernmental agreement with the United States, such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity (as defined for this purpose) or meets other exemptions. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution may under certain circumstances be eligible for a refund or credit of any amounts withheld by filing a U.S. federal income tax return (which may entail a significant administrative burden). Prospective investors should consult their tax advisers regarding the effects of FATCA.

Information reporting and backup withholding

Payments made to a holder of proceeds from the sale of shares of common stock received upon exercise of the subscription rights may be subject to information reporting to the IRS and possible U.S. federal backup withholding (which is currently at a rate of 28%). Backup withholding, generally will not apply if a holder furnishes a correct taxpayer identification number (certified on the IRS Form W-9) or otherwise establishes that the holder is exempt from backup withholding. Amounts withheld as backup withholding may be credited against the holder’s U.S. federal income tax liability, if any, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. Holders should consult their own tax advisors regarding the information reporting and backup withholding tax rules.

THE FOREGOING SUMMARY IS INCLUDED FOR INFORMATIONAL PURPOSES ONLY

AND IS NOT INTENDED TO BE TAX ADVICE. WE URGE YOU TO CONSULT WITH YOUR

OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THIS RIGHTS

OFFERING APPLICABLE TO YOUR OWN PARTICULAR SITUATION.

PRICE RANGE OF COMMON STOCK AND DIVIDEND HISTORY

Shares of our common stock began trading on the New York Stock Exchange, or NYSE, under the symbol “IFT” on February 8, 2011. As of May 19, 2015, we had seven holders of record of our common stock.

The following table shows the high and low sales prices for our common stock for the periods indicated, as reported by the NYSE:

	2015
	High	Low
1st Quarter	$7.52	$5.86
2nd Quarter (through May 19, 2015)	$7.06	$5.87

	2014
	High	Low
1st Quarter	$6.59	$4.71
2nd Quarter	$7.13	$5.67
3rd Quarter	$7.21	$6.34
4th Quarter	$6.70	$6.00

	2013
	High	Low
1st Quarter	$4.49	$3.80
2nd Quarter	$7.36	$3.95
3rd Quarter	$7.58	$6.19
4th Quarter	$6.92	$5.69

We have never paid any dividends on our common stock and do not expect to pay any cash dividends on our common stock for the foreseeable future. We currently intend to retain any future earnings to finance our operations. Any future determination to pay cash dividends on our common stock will be at the discretion of our board of directors and will be dependent on our earnings, financial condition, operating results, capital requirements, any contractual, regulatory and other restrictions on the payment of dividends by us or by our subsidiaries to us, and other factors that our board of directors deems relevant.

We are a holding company and have no direct operations. Our ability to pay dividends in the future depends on the ability of our operating subsidiaries to pay dividends to us. Certain of our debt arrangements restrict the ability of certain of our special purpose subsidiaries to pay dividends. In addition, future debt arrangements may contain prohibitions or limitations on the payment of dividends.

PLAN OF DISTRIBUTION

On or about May 27, 2015, we will distribute the rights, subscription forms and copies of this prospectus to individuals who owned shares of common stock on May 26, 2015, the record date, without the services of an underwriter or selling agent. The shares of common stock to be issued in this rights offering will be traded on the NYSE under the symbol “IFT.” If you wish to exercise your rights and purchase shares of common stock, you should complete the subscription form and return it with payment for the shares, to American Stock Transfer & Trust Company, LLC the subscription agent, at the following address:

By Mail:	By Hand, Express Mail, Courier or Other Expedited Service:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P. O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Please see the discussion in the section of this prospectus entitled “The Rights Offering” for additional information about this rights offering. You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus to the information agent, D.F. King & Co., Inc., at 877-478-5045.

We are not aware of any existing agreements between any shareholder, broker, dealer, underwriter, finder or agent relating to the sale or distribution of the common stock underlying the rights.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the subscription rights and the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

We have appointed D.F. King & Co., Inc. as information agent for this rights offering. You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus to the information agent, D.F. King & Co., Inc. at 877-478-5045.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus supplement;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus supplement.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement:

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2014;

•	our Definitive Proxy Statement on Schedule 14A filed April 8, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Current Reports on Form 8-K filed January 22, 2015 (excluding Item 7.01) and February 6, 2015 (excluding Item 7.01) and May 14, 2015; and

•	Our Registration Statement on Form 8-A, relating to the description of our common stock, filed with the SEC on January 31, 2011, including any amendment or report filed for the purpose of updating such description.

Information in this prospectus supplement supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus supplement and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Imperial Holdings, Inc., Secretary,

5355 Town Center Road, Suite 701

Boca Raton, Florida 33486

(561) 995-4200

You can also find these filings on our website at www.imperial.com. We are not incorporating the information on our website other than these filings into this prospectus supplement.

LEGAL MATTERS

Foley & Lardner LLP in Jacksonville, Florida, will pass upon the validity of the shares of common stock offered by this prospectus supplement and certain other legal matters for us.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Prospectus

IMPERIAL HOLDINGS, INC.

Debt Securities

Common Stock

Preferred Stock

Warrants

Subscription Rights

Purchase Contracts

Units

We may offer and sell from time to time up to $200.0 million of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings.

This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the New York Stock Exchange under the symbol “IFT.”

Investment in our securities involves risks. Please read carefully the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2014.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, “company,” “we,” “us,” “our” and “ours” refer to Imperial Holdings, Inc. and its subsidiaries on a combined basis.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed substantially since those dates.

“Forward-Looking” Information

The information included or incorporated by reference into this prospectus contains statements that the company believes to be “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that is not a statement of historical fact, including, without limitation, statements regarding the company’s business strategy and plans and objectives of management for future operations or that may predict, forecast, indicate or imply future results, performance or achievements. The words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or the negative of such words or words or expressions of similar meaning are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, and all such forward-looking statements involve risks and uncertainties, many of which are beyond the company’s ability to control. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Certain factors that could cause results to differ materially from those projected in the forward-looking statements, including, among other things:

•	our results of operations;

•	continuing costs associated with indemnification and continuing cooperation obligations related to the investigation into our legacy premium finance business by the United States Attorneys’ Office for the District of New Hampshire (“USAO”) (the “USAO Investigation”), an investigation by the U.S. Securities and Exchange Commission (“SEC”) (the “SEC Investigation”) and with an investigation by the Internal Revenue Services (“IRS”) (the “IRS Investigation”);

•	adverse developments, including financial ones, associated with the USAO Investigation, the SEC Investigation and the IRS Investigation, other litigation and judicial actions or similar matters;

•	our ability to continue to comply with the covenants and other obligations, including the conditions precedent for additional fundings, under the revolving credit facility (the “Revolving Credit Facility”) entered into by the Company’s subsidiary, White Eagle Asset Portfolio, LP;

•	our ability to receive distributions from policy proceeds from life insurance policies pledged as collateral under the revolving credit facility;

•	our ability to obtain financing on favorable terms or at all for life insurance policies that have not been pledged as collateral under our revolving credit facility;

•	our ability to continue to make premium payments on the life insurance policies that we own;

•	loss of business due to negative press from the non-prosecution agreement executed in connection with the USAO Investigation, the SEC Investigation, the IRS Investigation, litigation or otherwise;

•	increases to the discount rates used to value the life insurance policies that we own;

•	inaccurate estimates regarding the likelihood and magnitude of death benefits related to life insurance policies that we own;

•	changes in mortality rates and inaccurate assumptions about life expectancies;

•	changes in life expectancy calculation methodologies by third party medical underwriters;

•	changes to actuarial life expectancy tables;

•	lack of mortalities of insureds of the life insurance policies that we own;

•	increased carrier challenges to the validity of our owned life insurance policies;

•	delays in the receipt of death benefits from our portfolio of life insurance policies;

•	challenges to the ownership of the policies in our portfolio;

•	costs related to obtaining death benefits from our portfolio of life insurance policies;

•	the effect on our financial condition as a result of any lapse of life insurance policies;

•	deterioration of the market for life insurance policies and life settlements;

•	our ability to sell the life insurance policies we own at favorable prices, if at all;

•	adverse developments associated with uncooperative co-trustees;

•	loss of the services of any of our executive officers;

•	adverse court decisions regarding insurable interest and the obligation of a life insurance carrier to pay death benefits or return premiums upon a successful rescission or contest;

•	our inability to grow our businesses;

•	liabilities associated with our legacy structured settlement business;

•	changes in laws and regulations;

•	adverse developments in capital markets;

•	disruption of our information technology systems;

•	our failure to maintain the security of personally identifiable information pertaining to our customers, counterparties and insureds;

•	regulation of life settlement transactions as securities;

•	our limited operating experience and our ability to successfully implement our lending strategy;

•	deterioration in the credit worthiness of the life insurance companies that issue the policies included in our portfolio;

•	increases in premiums on life insurance policies that we own;

•	the effects of United States involvement in hostilities with other countries and large-scale acts of terrorism, or the threat of hostilities or terrorist acts; and

•	changes in general economic conditions, including inflation, changes in interest or tax rates and other factors.

IMPERIAL HOLDINGS, INC.

We were founded in December 2006 as a Florida limited liability company and in connection with our initial public offering, in February 2011, Imperial Holdings, Inc. succeeded to the business of Imperial Holdings, LLC and its assets and liabilities. Through our subsidiaries, we own a portfolio of 593 life insurance policies, also referred to as life settlements, with a fair value of $336.8 million and an aggregate death benefit of approximately $2.9 billion at June 30, 2014. The Company primarily earns income on these policies from changes in their fair value and through death benefits.

More comprehensive information about us and our financial information is available through our website at www.imperial.com and in our recent filings with the SEC. For additional information, see the sections in this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” The information on our website is not incorporated by reference into this prospectus.

Our office is located at 701 Park of Commerce Boulevard — Suite 301, Boca Raton, Florida 33487, and our telephone number is (561) 995-4200.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including the repayment of debt, lending against portfolios of life insurance policies, acquiring businesses and investing in other businesses. Pending such use, we may temporarily invest the net proceeds in short-term investments.

FINANCIAL RATIOS

The following table shows our consolidated ratio of earnings to (i) fixed charges and (ii) combined fixed charges and preferred stock dividends for the periods indicated:

	For the six months ended June 30, 2014	For the year ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(1)(2)(3)	—	7.3	—	—	—	—
Ratio of earnings to combined fixed charges and preferred stock dividends(2)(3)(4)	—	7.3	—	—	—	—

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense. The term “earnings” is the amount resulting from adding the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; then subtracting from the total added items, the following: (a) interest capitalized and (b) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.
(2)	In the six months ended June 30, 2014 and in the years ended December 31, 2012, 2011, 2010 and 2009, we incurred losses from operations, and as a result, our earnings were insufficient to cover our fixed charges by $9.8 million, $42.1 million, $33.8 million, $11.8 million and $4.2 million, respectively.
(3)	Earnings include net realized and unrealized gains or losses. Net realized and unrealized gains or losses can vary substantially from period to period. Please refer to our annual report on Form 10-K for the year ended December 31, 2013 and any subsequently filed quarterly reports on Form 10-Q for additional information.

(4)	The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends. The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preferred stock dividend requirements of consolidated subsidiaries. The term “preferred stock dividend” is the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred securities. The term “earnings” is the amount resulting from adding the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; then subtracting from the total added items, the following: (a) interest capitalized; (b) preferred dividend requirements of consolidated subsidiaries; and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indenture that will govern the debt securities, and is not complete. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.

The debt securities will be issued under an indenture between us and a trustee, a form of which is incorporated by reference into this prospectus and attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” We refer to this indenture as the “indenture.” If a different indenture for a series of debt securities is used, such indenture will be filed with the SEC and described in a prospectus supplement.

The following is a summary of some provisions of the indenture. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and the debt securities. We encourage you to read the indenture and the debt securities because they, and not this description, set forth your rights as a holder of our debt securities. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities. Parenthetical section references under this heading are references to sections in the indenture unless we indicate otherwise.

General Terms

The indenture does not limit the amount of debt securities that we may issue. (Section 301). The indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The debt securities will be unsecured and will have the same rank as all of our other unsecured debt. None of our subsidiaries, if any, will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of any such subsidiaries.

We may issue the debt securities in one or more separate series of debt securities. (Section 301). The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities and the series in which the debt securities will be included;

•	the authorized denominations and aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, are payable;

•	the rate or rates per annum at which the debt securities will bear interest, if there is any interest, or the method or methods of calculating interest and the date from which interest will accrue;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the dates on which the interest will be payable and the corresponding record dates;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at our option;

•	whether the debt securities of the series will be issued in whole or in part;

•	whether the debt securities of the series will be issued in the form of a global security and, if so, the name of the applicable depositary and global exchange agent;

•	any obligation to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

•	the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities;

•	the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

•	any events of default, covenants or warranties applicable to the debt securities;

•	the currency, currencies or composite currency of denomination of the debt securities;

•	the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	whether and under what conditions we will pay additional amounts to holders of the debt securities;

•	the terms and conditions of any conversion or exchange provisions in respect of the debt securities;

•	the terms pursuant to which our obligation under the indenture may be terminated through the deposit of money or government obligations;

•	whether the debt securities of the series will be subordinated in right of payment to senior indebtedness; and

•	any other specific terms of the debt securities not inconsistent with the indenture. (Section 301).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own tax and financial advisors on these important matters before purchasing these or any other securities offered pursuant to this prospectus.

Payment, Registration, Transfer and Exchange

Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may also make interest payments on the debt securities in registered form:

•	by checks mailed to the persons entitled to interest payments at their registered addresses; or

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the security register.

Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest. (Section 307). If a holder wishes to receive payment by wire transfer, the holder should provide the paying agent with written wire transfer instructions at least 15 days prior to the payment date.

Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 305).

Book-Entry Procedures

The applicable prospectus supplement for each series of debt securities will state whether those debt securities will be subject to the following provisions.

Unless debt securities in physical form are issued, the debt securities will be represented by one or more fully-registered global certificates, in denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, which we refer to in this prospectus as DTC, and registered in its name or in the name of Cede & Co. or other nominee of DTC. No holder of debt securities initially issued as a global certificate will be entitled to receive a certificate in physical form, except as set forth below.

DTC has advised us that:

•	DTC is:

•	a “banking organization” within the meaning of the New York banking law;

•	a limited purpose trust company organized under the New York banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

•	DTC holds securities for DTC participants and facilitates the settlement of securities transactions between DTC participants through electronic book-entry transfers and pledges, thereby eliminating the need for physical movement of certificates.

•	DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Holders that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the debt securities may do so only through DTC participants. In addition, holders of the debt securities will receive all distributions of principal and interest from the trustee through DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of debt securities among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the debt securities. Under the book-entry system, holders of debt securities may experience some delay in receipt of payments, since the trustee will forward such payments to Cede & Co., as nominee for DTC, and DTC, in turn, will forward the payments to the appropriate DTC participants.

DTC participants will be responsible for distributions to holders of debt securities, which distributions will be made in accordance with customary industry practices. Although holders of debt securities will not have possession of the debt securities, the DTC rules provide a mechanism by which those holders will receive payments and will be able to transfer their interests. Although the DTC participants are expected to convey the rights represented by their interests in any global security to the related holders, because DTC can act only on behalf of DTC participants, the ability of holders of debt securities to pledge the debt securities to persons or entities that are not DTC participants or to otherwise act with respect to the debt securities may be limited due to the lack of physical certificates for the debt securities.

Neither we nor the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the debt securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only “holder of debt securities,” for purposes of the indenture, will be DTC or its nominee, the trustee will not recognize beneficial holders of debt securities as “holders of debt securities,” and beneficial holders of debt securities will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the indenture only at the direction of one or more DTC participants to whose accounts with DTC the related debt securities are credited.

All payments we make to the trustee will be in immediately available funds and will be passed through to DTC in immediately available funds.

Physical certificates will be issued to holders of a global security, or their nominees, if:

•	DTC advises the trustee in writing that DTC is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor; or

•	we decide in our sole discretion to terminate the book-entry system through DTC. (Section 305).

In such event, the trustee will notify all holders of debt securities through DTC participants of the availability of such physical debt securities. Upon surrender by DTC of a definitive global note representing the debt securities and receipt of instructions for reregistration, the trustee will reissue the debt securities in physical form to holders or their nominees. (Section 305).

Debt securities in physical form will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the indenture.

No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required. (Section 305).

Consolidation, Merger or Sale by the Company

The indenture generally permits a consolidation or merger between us and another U.S. legal entity. It also permits the sale or transfer by us of all or substantially all of our property and assets to another legal entity. These transactions are permitted if:

•	(A) we are the continuing or surviving legal entity, or (B) the resulting or acquiring legal entity, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, no event of default exists. (Section 801); and

•	the trustee shall have received an officer’s certificate and an opinion stating such consolidation, merger, conveyance, transfer or lease and, if applicable, the corresponding supplemental indenture, are in compliance with the base indenture.

Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another U.S. legal entity if, immediately after the sale, that legal entity is one of our wholly-owned subsidiaries. (Section 803).

If we consolidate or merge with or into any other legal entity or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring legal entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor legal entity may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802).

Events of Default, Notice and Certain Rights on Default

Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•	failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	an event of default under any debt by the company or any significant subsidiary of the company (including a default with respect to any series of debt securities) that results in debt of an outstanding principal amount greater than $50,000,000 becoming or being declared due and payable;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501).

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Section 502).

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

The indenture requires us to furnish an officer’s certificate to the trustee each year as to the knowledge of our principal executive, financial or accounting officer of our compliance with all conditions and covenants under the indenture. (Section 1008). The trustee will transmit by mail to the holders of debt securities of a series notice of any default.

Other than its duties in the case of a default, the trustee will not be obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification satisfactory to the trustee. (Section 603). If indemnification satisfactory to the trustee is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Section 512).

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•	the trustee has not started the proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507).

The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences. (Section 513). A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived. (Sections 508 and 513).

Modification of the Indenture

We, as well as the trustee for any series of debt securities, may enter into one or more supplemental indentures, without the consent of, or notice to, the holders of any of the debt securities, in order to:

•	evidence the succession of another corporation to us and the assumption of our covenants by a successor;

•	add to our covenants or surrender any of our rights or powers;

•	add additional events of default for any series;

•	change or eliminate any restrictions on the payment of principal of (or premium, if any, on) debt securities, provided such action will not adversely affect the interest of holders of any series of debt securities in any material respect;

•	permit or facilitate the issuance of debt securities in uncertificated form, provided such action will not adversely affect the interests of holders of any series of debt securities in any material respect;

•	secure the debt securities;

•	establish the form or terms of debt securities not yet issued;

•	evidence and provide for successor trustees;

•	add, change or eliminate any provision affecting registration as to principal of debt securities;

•	change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act of 1939, which we refer to in this prospectus as the Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect;

•	comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	make any change that would provide additional rights or benefits to holders of debt securities or any series, or that does not adversely affect the legal rights of such holders under the indenture;

•	supplement any provisions of the indenture to facilitate defeasance and discharge of any series of debt securities, provided such action will not adversely affect the interest of the holders of debt securities of such series or any other series;

•	conform text of the indenture or any debt securities to the description thereof in any prospectus supplement;

•	cure any ambiguity or correct any mistake; or

•	to make any other provision with respect to the indenture, provided that such actions will not adversely affect the interests of the holders, as determined in good faith by the board of directors of the company (Section 901).

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the supplemental indenture, we and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:

•	change the time for payment of principal or interest on any debt security;

•	reduce the principal of, or any installment of principal of, or interest on, any debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any debt security;

•	change any obligation of the company to pay additional amounts;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

•	impair the right to institute suit for the enforcement of any payment on or for any debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify the provisions relating to waiver of some defaults or any of the foregoing provisions;

•	change the currency of payment;

•	adversely affect the right to repayment of debt securities of any series at the option of the holders of those debt securities; or

•	change the place of payment. (Section 902).

Any supplemental indenture will be filed with the SEC as an exhibit to:

•	a post-effective amendment to the registration statement of which this prospectus is a part;

•	an annual report on Form 10-K;

•	a quarterly report on Form 10-Q; or

•	a current report on Form 8-K.

Defeasance and Covenant Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated maturity or a redemption date of the debt securities of a particular series, then at our option:

•

we will be discharged from our obligations for the debt securities of that series, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities, and those holders may look only to the deposited funds or obligations for payment, which is referred to as “defeasance”; or

•	we will no longer be under any obligation to comply with certain covenants under the indenture as it relates to that series, and some events of default will no longer apply to us, which is referred to as “covenant defeasance.” (Sections 403 and 1401).

Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

•	it must not result in a breach or violation of, or constitute a default or event of default under, the indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;

•	certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

•	we must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

•	we must comply with any additional conditions to the defeasance or covenant defeasance that the indenture may impose on us. (Sections 403 and 1401).

In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default. If indicated in the prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable.

We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of our company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement. (Section 301).

Governing Law

The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof.

Regarding the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the indenture.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

Outstanding Debt Securities

In February 2014, we issued $70.7 million in an aggregate principal amount of 8.50% senior unsecured convertible notes due 2019 (the “Notes”). The Notes were issued pursuant to an indenture dated February 21, 2014, between us and U.S. Bank National Association, as trustee.

The Notes are general senior unsecured obligations and rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The Notes are effectively subordinate to all of our secured indebtedness to the extent of the value of the asset collateralizing such indebtedness. The Notes are not guaranteed by our subsidiaries.

The maturity date of the Notes is February 15, 2019. The Notes accrue interest at the rate of 8.50% per annum on the principal amount of the Notes, payable semi-annually in arrears on August 15 and February 15 of each year with the first interest payment on August 15, 2014.

The Notes are convertible into shares of common stock at any time prior to the close of business on the second scheduled trading day immediately preceding maturity date. The Notes may be converted into shares of common stock initially at a conversion rate of 147.9290 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of $6.76 per share of common stock), subject to adjustment.

We may not redeem the Notes prior to February 15, 2017. On and after February 15, 2017, and prior to maturity date, we may redeem for cash all, but not less than all, of the Notes if the last reported sale price of our common stock equals or exceeds 130% of the applicable conversion price for at least 20 trading days during the 30 consecutive trading day period ending on the trading day immediately prior to the date we deliver notice of the redemption. The redemption price will be equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, if we call the Notes for redemption, a make-whole fundamental charge will be deemed to occur. As a result, we will, in certain circumstances, increase the conversion rate by a number of additional shares of common stock for holders who convert their notes prior to the redemption date.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 80,000,000 shares of common stock, par value $0.01 per share, and 40,000,000 shares of undesignated preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors. As of August 31, 2014, 21,402,990 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our articles of incorporation and bylaws. This description is only a summary. For more detailed information, you should refer to the exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

Each holder of our common stock is entitled to one vote for each share held by such holder on all matters to be voted upon by our shareholders, and there are no cumulative voting rights. Holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of the Company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation authorizes the issuance of shares of up to 40,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. The preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third part to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any additional shares of preferred stock.

The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying, deferring or preventing changes in our control or management.

As of the date of this prospectus, there were no shares of preferred stock outstanding.

Warrants

Prior to the closing of our initial public offering, we issued warrants to purchase a total of up to 4,240,521 shares of our common stock. One-third of the warrants have an exercise price equal to $12.90, one-third of the warrants have an exercise price equal to $14.5125, and one-third of the warrants have an exercise price equal to $16.125. The warrants expire seven years after the date of issuance and vest ratably over four years. In the event of a change of control, all of the unvested warrants will vest. The exercise price may be paid in cash, or through a cashless exercise by reducing the number of shares otherwise issuable to the holder, based on the closing price of our common stock on the last business day before the exercise date.

In April 2014, as part of the consideration to settle litigation, warrants to purchase 2,000,000 shares of our common stock were issued into an escrow account. The warrants have a five-year term from the date they are distributed from the account with an exercise price of $10.75.

We also have $70.7 million in aggregate principal amount of Notes outstanding that may be converted into shares of common stock initially at a conversion rate of 147.9290 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of $6.76 per share of common stock), subject to adjustment.

Anti-Takeover Effects of Florida Law and Our Articles of Incorporation and Bylaws

Certain provisions of Florida law, our articles of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The bylaws do not give the board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the shareholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. Our articles of incorporation prohibit our shareholders from acting without a meeting by written consent. Our articles further require holders of not less than 50% of the voting power of our common stock to call a special meeting of shareholders. These provisions may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Certain Provisions of Florida Law

We are subject to anti-takeover provisions that apply to public corporations organized under Florida law unless the corporation has elected to opt out of those provisions in its articles of incorporation or its bylaws. We have not elected to opt out of these provisions.

Control-Share Acquisitions. The Florida Business Corporation Act contains a control-share acquisition statute which provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. The thresholds specified in the Florida Business Corporation Act are the acquisition of a number of shares representing:

•	one-fifth or more, but less than one-third, of all voting power of the corporation;

•	one-third or more, but less than a majority, of all voting power of the corporation; or

•	a majority or more of all voting power of the corporation. The statute does not apply if, among other things, the acquisition:

•	is approved by the corporation’s board of directors before the acquisition; or

•	is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

Affiliated Transactions. The Florida Business Corporation Act provides that an “affiliated transaction” of a Florida corporation with an “interested shareholder,” as those terms are defined in the statute and discussed more fully below, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The Florida Business Corporation Act defines an “interested shareholder” as any person who is the beneficial owner of 10% or more of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Business Corporation Act include, with specified exceptions:

•	mergers and consolidations to which the corporation and the interested shareholder are parties;

•	sales or other dispositions of assets to the interested shareholder representing 5% or more of the aggregate fair market value of the corporation’s assets, outstanding shares, earning power or net income to the interested shareholder;

•	issuances by the corporation of 5% or more of the aggregate fair market value of its outstanding shares to the interested shareholder;

•	the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder;

•	any reclassification of the corporation’s securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 5% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder; and

•	the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

The foregoing transactions generally also include transactions involving any affiliate or associate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.

The two-thirds shareholder approval requirement does not apply if, among other things, subject to specified qualifications:

•	the transaction has been approved by a majority of the corporation’s disinterested directors;

•	the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least five years preceding the transaction;

•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares; or

•	specified fair price and procedural requirements are satisfied.

If anyone should acquire shares in this rights offering that would exceed such threshold, they will retain voting rights for such shares since our board of directors has approved such acquisition in connection with this rights offering.

Florida Insurance Code. One of our subsidiaries, Imperial Life Settlements, LLC, a Delaware limited liability company, is licensed as a viatical settlement provider and regulated by the Florida Office of Insurance Regulation. As a Florida viatical settlement provider, Imperial Life Settlements, LLC is subject to regulation as a specialty insurer under certain provisions of the Florida Insurance Code. Under applicable Florida law, no person can acquire, directly or indirectly, 10% or more of the voting securities of a viatical settlement provider or its controlling company, including Imperial Holdings, Inc., without the written approval of the Florida Office of Insurance Regulation.

The Florida Office of Insurance Regulation may disapprove an acquisition of beneficial ownership of 10% or more of our voting securities by any person who refuses to apply for and obtain regulatory approval of such acquisition. In addition, if the Florida Office of Insurance Regulation determines that any person has acquired 10% or more of our voting securities without obtaining regulatory approval, it may order that person to cease the acquisition and divest itself of any shares of such voting securities which may have been acquired in violation of the applicable Florida law. The Florida Office of Insurance Regulation may also suspend or revoke Imperial Life Settlements, LLC’s license if it finds that an acquisition of our voting securities was made in violation of the applicable Florida law and would render the further transaction of its business hazardous to its customers, creditors, shareholders or the public.

Indemnification and Limitation of Liability

The Florida Business Corporation Act authorizes Florida corporations to indemnify any person who was or is a party to any proceeding other than an action by, or in the right of, the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation. The indemnity also applies to any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity. The indemnification applies against liability incurred in connection with such a proceeding, including any appeal, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. To be eligible for indemnity with respect to any criminal action or proceeding, the person must have had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is found liable, unless the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnification.

The indemnification provisions of the Florida Business Corporation Act require indemnification if a director, officer, employee or agent has been successful in defending any action, suit or proceeding to which he or she was a party by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The indemnity covers expenses actually and reasonably incurred in defending the action.

The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers, directors and employees under the articles of incorporation or bylaws of the corporation or any agreement between officers and directors and the corporation. Our chief executive officer has signed an employment agreement that provides for indemnification and advancement of expenses to the fullest extent permitted by Florida law. The officer must repay such expenses if it is subsequently found that the officer is not entitled to indemnification. Exceptions to this additional indemnification include criminal violations by the officer, transactions involving an improper personal benefit to the officer and willful misconduct or conscious and reckless disregard for our best interests.

Our bylaws provide for the indemnification of directors, officers, employees and agents and, upon certain circumstances, provide for the advancement of expenses incurred in connection with the defense of any proceeding that the director, officer, employee or agent was a party to by reason of the fact that he or she is or was a director, officer, employee or agent of our corporation, or at our request, a director, officer, employee or agent of another corporation. Our bylaws also provide that we may purchase and maintain insurance on behalf of any director, officer, employee or agent against liability asserted against the director, officer, employee or agent in such capacity.

Under the Florida Business Corporation Act, a director is not personally liable for monetary damages to us or to any other person for acts or omissions in his or her capacity as a director except in certain limited circumstances. Those circumstances include violations of criminal law (unless the director had reasonable cause to believe that such conduct was lawful or had no reasonable cause to believe such conduct was unlawful), transactions in which the director derived an improper personal benefit, transactions involving unlawful distributions, and conscious disregard for the best interest of the corporation or willful misconduct (only if the proceeding is by or in the right of the corporation). As a result, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although injunctive or other equitable relief may be available.

Additionally, the settlement of the class actions consolidated and designated as Fuller v. Imperial Holdings, et al., the shareholder derivative action entitled Robert Andrzejczyk v. Imperial Holdings, Inc., et al., and the related insurance coverage declaratory relief complaint filed by Catlin Insurance Company (UK) Ltd. contemplates that we will advance the cost of legal expenses and otherwise indemnify certain of our directors and officers (including our former directors and certain employees) who would otherwise be entitled to coverage under portions of our director and officer liability insurance policies. The obligation to advance and indemnify on behalf of these individuals, while currently unquantifiable, may be substantial and could have a material adverse effect on our financial position and results of operations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “IFT.”

DESCRIPTION OF WARRANTS

We may issue warrants in the future for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with debt securities, common stock or preferred stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common or preferred stock purchasable upon the exercise of warrants to purchase common or preferred stock and the price at which such number of shares of common or preferred stock may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock or preferred stock, holders of such warrants will not have any of the rights of holders of debt securities, common stock or preferred stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, common stock, preferred stock, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the debt securities, common stock, preferred stock or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the amount of debt securities, common stock, preferred stock or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, debt securities, common stock or preferred stock at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, shares of preferred stock, shares of common stock, debt securities or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units will be issued, which will be described in more detail in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Definitive Proxy Statement on Schedule 14A filed April 17, 2014;

•	our Quarterly Reports on Form 10-Q filed on May 8, 2014 and July 30, 2014;

•	our Current Reports on Form 8-K filed on February 13, 2014 (excluding Item 7.01 and the exhibit related thereto), February 21, 2014, May 20, 2014 and June 9, 2014; and

•	the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed January 31, 2011, and any amendment or report updating that description.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Imperial Holdings, Inc.

Attn: Investor Relations

701 Park of Commerce Boulevard, Suite 301

Boca Raton, Florida 33487

(561) 995-4200

You can also find these filings on our website at www.imperial.com. We are not incorporating the information on our website other than these filings into this prospectus.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our securityholders; or (vi) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP unless otherwise indicated in the applicable prospectus supplement. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

IMPERIAL HOLDINGS, INC.

Subscription Rights to Purchase up to 5,350,747 Shares of

Common Stock at $5.75 per share

Prospectus Supplement

The date of this prospectus supplement is May 21, 2015.